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                                                                    EXHIBIT 28.A

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                                             First Chicago Credit Card Master TrustII
                                                Excess Spread Analysis - June 2001
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Series                                   95-M             95-O            96-Q             96-S             97-U             98-V
Deal Size                              $500MM           $500MM          $900MM           $700MM           $400MM            $1BIL
Expected Maturity                    10/15/02         12/16/02         2/15/02         12/16/02         10/15/02         10/15/01
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
Yield                                   21.73%           21.73%          21.73%           21.73%           21.73%           21.73%
Less Coupon                              4.24%            4.25%           4.14%            4.16%            4.14%            4.34%
      Servicing Fee                      1.50%            1.50%           1.50%            1.50%            1.50%            1.50%
      Net Credit Losses                  6.87%            6.87%           6.87%            6.87%            6.87%            6.87%
Excess Spread:
      June-01                            9.11%            9.11%           9.22%            9.20%            9.22%            9.02%
      May-01                             9.13%            9.13%           9.23%            9.22%            9.23%            9.04%
      April-01                           8.46%            8.45%           8.56%            8.54%            8.56%            8.40%
Three Month Average Excess Spread        8.90%            8.90%           9.00%            8.99%            9.00%            8.82%

Delinquency:
      30 to 59 Days                      1.27%            1.27%           1.27%            1.27%            1.27%            1.27%
      60 to 89 Days                      0.91%            0.91%           0.91%            0.91%            0.91%            0.91%
      90+ Days                           1.71%            1.71%           1.71%            1.71%            1.71%            1.71%
      Total                              3.90%            3.90%           3.90%            3.90%            3.90%            3.90%

Payment Rate                            29.83%           29.83%          29.83%           29.83%           29.83%           29.83%

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Series                                   99-W             99-X            99-Y
Deal Size                              $750MM           $750MM          $550MM
Expected Maturity                     3/15/02          6/16/03         8/15/03
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Yield                                   21.73%           21.73%          21.73%
Less Coupon                              4.20%            4.24%           4.24%
      Servicing Fee                      1.50%            1.50%           1.50%
      Net Credit Losses                  6.87%            6.87%           6.87%
Excess Spread:
      June-01                            9.15%            9.12%           9.12%
      May-01                             9.17%            9.14%           9.14%
      April-01                           8.50%            8.46%           8.46%
Three Month Average Excess Spread        8.94%            8.91%           8.91%

Delinquency:
      30 to 59 Days                      1.27%            1.27%           1.27%
      60 to 89 Days                      0.91%            0.91%           0.91%
      90+ Days                           1.71%            1.71%           1.71%
      Total                              3.90%            3.90%           3.90%

Payment Rate                            29.83%           29.83%          29.83%
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